Exhibit 99.2

Pixelworks, Inc. 1Q 2025 Conference Call
Tuesday, May 13, 2025

Operator
Good day ladies and gentlemen, and welcome to Pixelworks Inc.’s first quarter 2025 earnings conference call. I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, instructions will be given for the question-and-answer session. This conference call is being recorded for replay purposes. I would now like to turn the call over to Brett Perry with Shelton Group Investor Relations.
Brett Perry
Good afternoon and thank you for joining today’s call. With me on the call are Pixelworks’ President and CEO, Todd DeBonis, and Chief Financial Officer, Haley Aman. The purpose of today's conference call is to supplement the information provided in Pixelworks' press release issued earlier today announcing the Company's financial results for the first quarter of 2025.
Before we begin, I would like to remind you that various remarks we make on this call, including those about our projected future financial results, economic and market trends and our competitive position constitute forward-looking statements. These forward-looking statements and all other statements made on this call that are not historical facts are subject to a number of risks and uncertainties that may cause actual results to differ materially.
All forward-looking statements are based on the Company's beliefs as of today, Tuesday, May 13, 2025. The Company undertakes no obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to today's press release, the Company’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings for a description of factors that could cause forward-looking statements to differ materially from actual results.
Additionally, the Company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including gross margin, operating expenses, net loss, and net loss per share. Non-GAAP measures exclude restructuring costs and stock-based compensation expense.
The Company uses these non-GAAP measures internally to assess its operating performance. We believe these non-GAAP measures provide a meaningful perspective on our core operating results and underlying cash flow dynamics. We caution investors to consider these measures in addition to, and not as a substitute for nor superior to, the Company's consolidated financial results as presented in accordance with GAAP.
Also note, throughout the Company's press release and management statements during this conference, we refer to net loss attributable to Pixelworks, Inc. as simply net loss. For additional details and reconciliations of GAAP to non-GAAP net loss and GAAP net loss to adjusted EBITDA, please refer to the Company’s press release issued earlier today.
With that, I will now turn the call over to Pixelworks’ CEO, Todd DeBonis, for his opening remarks.
Todd DeBonis
Thank you, Brett. Good afternoon and welcome to everyone on the phone and webcast. We appreciate you joining us for today’s conference call.
As reported in our press release earlier today, first quarter results were consistent with our expectations. Revenue reflected anticipated first quarter seasonality in the Home and Enterprise market, which was partially offset by sequential growth in our Mobile business. We also realized significant benefits from our previous and continued actions to streamline our cost structure, with first quarter operating expenses down more than $2 million year-over-year.
Similar to the format and flow of remarks last quarter, I’ll begin with comments on our TrueCut Motion business in the U.S., then review the developments specific to our majority owned Pixelworks Shanghai subsidiary, including an update on the strategic review process.
Starting with our TrueCut Motion platform. As discussed last quarter, achieving a tipping point for broader adoption and commercialization requires creating momentum across an ecosystem comprised of filmmakers, studios, content distributors and exhibitors, and device manufacturers. We continued to make tangible progress on all these strategic fronts over the last quarter.
First, with respect to the broader film industry. For the first time since the pandemic, there are indications of an uptick in activity from filmmakers and studios. This includes a positive trajectory for both the planned number and quality of new release theatrical titles, representing a positive shift in the overall industry landscape, from prolonged headwinds to a tailwind. Specific to TrueCut Motion content, we are still targeting to double the number of titles year-over-year, from 5 in 2024 to 10 in 2025.
In line with this growth in titles, we are seeing announcements of major capital investments by exhibitors in both the standard and large format premium laser theaters that benefit the most from the TrueCut Motion format. As of today, our exhibition ecosystem includes over 1,500 of the world’s highest grossing premium theaters.
Additionally, we have maintained our focused efforts to expand the TrueCut ecosystem in support of accelerating future content growth and scaling access to motion grading capabilities. As evidence of our most recent progress and traction, during the quarter we formalized a strategic partnership with a market-leading post-production company. Notably, this partnership serves to bring TrueCut Motion further upstream in the larger post-production process, streamlining the accessibility of TrueCut motion grading tools to more filmmakers. As this and other partners come on board, we will scale our ability to bring filmmaker awareness of TrueCut, leading to further growth in title releases.
With our collective theatrical ecosystem efforts approaching critical mass, we’ve begun engaging in deeper discussions with targeted leading device companies to incorporate TrueCut Motion capability and certification in future devices. On our previous conference call, I referred to active dialogue with 3 major device brands. What I can share today is that we recently completed rigorous certification testing with one of these brands, allowing us to start jointly engaging with streaming services providers. This robust demonstration of a major improvement in the user experience for film in the home validates our progress toward the end goal of bringing TrueCut Motion to the mass market via home entertainment devices.
Turning to our Pixelworks Shanghai subsidiary, which as a reminder comprises all our semiconductor business, including open market and co-developed visual display processing chips for the mobile as well as home and enterprise markets.
Starting with an update on the Mobile business. As expected, mobile revenue increased sequentially in the first quarter, primarily reflecting shipments of visual processors in support of customers’ previously launched smartphone models. Driving renewed and sustained growth in mobile remains among our top priorities, and we are making steady progress on the product transition to our latest visual processing solutions. This includes expanding our served target market with our new, low-cost mobile graphics accelerator solution for mid- and entry-level smartphones. Our current focus continues to be on a co-development of capabilities with a lead mobile OEM customer on multiple programs targeted for launch later this year. Separately, we also have multiple active program engagements with additional mobile OEMs for both our X7 Prime solution as well as our latest flagship mobile visual processor.
Alongside our focused efforts to secure new design-ins for our latest visual processor solutions, we are continuing to drive innovation aimed at expanding the mobile gaming ecosystem. In April, we announced our strategic collaboration with Tencent's PerfDog, a well-established platform for mobile gaming performance testing. The motivation behind this collaborative project was to help the gaming ecosystem overcome specific technical challenges associated with objectively and reliably testing visual display performance across mobile devices that incorporate a dedicated visual processor. As a result, we jointly introduced with PerfDog the "Frame Generation" index, which is a multi-dimensional framework for quantifying and evaluating mobile gaming performance. This innovative index for performance testing provides gaming and smartphone developers with precise, real-time data for benchmarking, enabling enhanced optimization and ultimately superior visual display performance for mobile gaming.
Shifting to our Home and Enterprise business, which following our completed end-of-life shipments of transcoding products in the fourth quarter, is now exclusively comprised of our visual processor System-on-Chips for the 3LCD digital projector market. Revenue was down sequentially consistent with typical first quarter seasonality, as Japanese OEM customers managed-down internal inventories in advance of their fiscal year-end. Projector only revenue for the quarter was effectively flat year-over-year. Acknowledging the increasingly dynamic global macro and trade environment, we haven’t seen any significant impacts on the projector market, nor any change in order patterns from our large co-development customer. Barring any large global economic shifts, we continue to anticipate total projector business in 2025 to look similar to 2024.
Apart from our primary Mobile and Home and Enterprise businesses, I previously outlined several new adjacent revenue opportunities that our team is pursuing. Today, all these engagements remain in-play with the potential to contribute meaningful upside revenue in support of our focus on driving renewed growth and paving a path to profitability.
Briefly recapping these opportunities and their current status. First, we established a framework to provide ASIC design services, and we are engaged with a large international OEM to become the first customer for turn-key services as well as potential licensing of our display IP. We are currently in advanced discussions, including review and negotiation of technical details, with this anticipated lead customer, and we believe this initial design services engagement could contribute meaningful revenue as soon as the third quarter.

Separately, we are also continuing to advance discussions with several unrelated parties to license specific intellectual property for their products. These respective licensing opportunities span multiple different end markets and include the potential to accelerate our efforts toward expanding the mobile gaming ecosystem.
Finally, we now have two different prior transcoding customers that have indicated interest in ordering our recently end-of-life’d transcoding chips that are no longer in production. Our team has recently confirmed that a limited production run of these legacy chips is technically feasible if initiated within a prescribed period. As such, we are prepared to accommodate one or both customers should they choose to move forward.
Bringing everything together and looking at the big picture. We expected the first half to be challenging from a total revenue perspective. We proactively took a series of actions to significantly reduce our cost structure and streamline the entire organization. Today, we have engagements across a diverse set of primary and secondary opportunities to drive renewed top-line growth. Taken together, we are well positioned to meaningfully benefit from upside revenue, and we continue to believe that our Pixelworks Shanghai subsidiary is poised to reach profitability in the second half of 2025.
As most on this call are aware, we engaged Morgan Stanley and initiated a formal review process in the later part of 2024 after receiving inbound strategic interest in our Pixelworks Shanghai subsidiary. Together with our financial advisor, we have since been engaged in due diligence with several qualified parties, while also continuing to evaluate potential ownership and collaboration structures to determine a more optimal scenario for enhancing Pixelworks Shanghai’s long-term growth potential as well as maximizing value for existing shareholders. Although the outcome is yet to be determined, we believe the process itself is nearing closure and likely to result in a clear strategic direction for our Pixelworks Shanghai subsidiary within 90 days.
In summary. We are focused on executing our strategic and operational objectives in a dynamic global macroeconomic environment. We’ve significantly reduced our overall cost structure and expect to realize continued benefits from a more streamlined organization. With respect to our Pixelworks Shanghai subsidiary, we are encouraged by the depth of customer engagements on smartphone programs, particularly for our new mobile graphics accelerator solution. We are also continuing to advance and expect to capitalize on multiple near-term adjacent revenue opportunities over the next several quarters. Additionally, we remain committed to a path for our Pixelworks Shanghai subsidiary to reach profitability in the second half of 2025.
With our TrueCut business, we are continuing to make inroads toward an expanded ecosystem and achieving the critical mass required to bring Pixelworks’ TrueCut Motion platform to more consumers – both in premium large format theaters and ultimately to home entertainment devices.
With that, I’ll turn the call to Haley to review the financials and provide guidance for the second quarter.
Haley Aman
Thank you, Todd.
Revenue for the first quarter of 2025 was $7.1 million compared to $9.1 million in the fourth quarter and $16.1 million in the first quarter of 2024. The sequential decrease in revenue reflected a combination of anticipated first quarter seasonality in the Home and Enterprise market as well as the fourth quarter including higher sales of end-of-life transcoding products. These were partially offset by sequential revenue growth in Mobile in the first quarter.
The breakdown of revenue in the first quarter was as follows:
•Home and Enterprise revenue was approximately $5.8 million.
•Revenue from Mobile was approximately $1.3 million.
First quarter non-GAAP gross profit margin was 49.9%, compared to 54.8% in the fourth quarter of 2024, and 50.7% in the first quarter of 2024. The sequential decrease in first quarter gross margin was primarily a result of the shift in product mix – between our Home and Enterprise, and Mobile businesses – as well as less overhead absorption.
Non-GAAP operating expenses of $10.4 million in the first quarter were flat with the prior quarter, however decreased approximately $2.2 million from $12.6 million in the first quarter of 2024. This year-over-year decrease in first quarter operating expenses reflects our previously implemented cost reduction actions through the end of 2024. We’ve also taken additional cost reduction measures since the beginning of 2025, which we expect to result in further reductions in operating expenses beginning in the second quarter. Collectively, the cost reductions we have implemented over the past 12 months are expected to contribute to a total year-over-year decrease in operating expenses of approximately $10.0 million for the full year of 2025.

On a non-GAAP basis, first quarter 2025 net loss was $6.5 million, or a loss of ($0.11) cents per share, compared to a net loss of $4.3 million, or a loss of ($0.07) cents per share, in the prior quarter, and a net loss of $4.0 million, or a loss of ($0.07) cents per share, in the first quarter of 2024.
Adjusted EBITDA for the first quarter of 2025 was a negative $5.8 million, compared to a negative $3.6 million in the prior quarter and a negative $3.2 million in the first quarter of 2024.
Turning to the balance sheet, we ended the first quarter with cash and cash equivalents of $18.5 million, compared to $23.6 million at the end of the fourth quarter. As previously discussed, we have and continue to take actions to reduce overall costs and preserve our existing cash balance.
Shifting to our current expectations and guidance for the second quarter of 2025.
Based on our existing backlog, we currently expect total revenue for the second quarter to be in a range of between $8.0 million and $9.0 million.
For the second quarter, we expect non-GAAP gross profit margin to be between 40% and 42%. This range primarily reflects anticipated product mix within home and enterprise as well as a lower margin mobile product mix.
With respect to operating expenses, we expect second quarter operating expenses to be in a range of between $9.0 million and $10.0 million on a non-GAAP basis. Note, this range reflects the initial expected benefits associated with our cost reduction actions in March, and anticipates only partial realized benefits from our most recent cost actions taken in early May.
Lastly, we expect second quarter non-GAAP EPS to range between a loss of ($0.11) cents per share and a loss of ($0.08) cents per share.
That completes our prepared remarks, and we look forward to taking your questions. Operator, please proceed with the Q&A session. Thank you.